United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 14, 2008

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Date of Report

[Date of Earliest Event Reported]

WESTCOTT PRODUCTS CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-10171	80-0000245
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

8867 South Capella Way

Sandy, Utah  84093

(Address of Principal Executive Offices)

(801) 631-7969

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 14, 2008, we received notice of conversion and subsequently effected the conversion of 378,000 shares of its Series A Convertible Preferred Stock into a like number of common shares pursuant to our Certificate of Designation set forth in August of 1986.  This conversion, at the request of the Series A Preferred holders, constitutes the elimination of any outstanding Preferred Shares.

We issued all of these securities to persons who were either “accredited investors,” or “sophisticated investors” who, by reason of education, business acumen, experience or other factors, were fully capable of evaluating the risks and merits of an investment in our company; and each had prior access to all material information about us.  We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCOTT PRODUCTS CORPORATION

Date:	03/06/08	By:	/s/ Wayne Bassham
Wayne Bassham
President and Director

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